UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2002

Gottschalks Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State of Other Jurisdiction of Incorporation)

1-09100	77-0159791
(Commission File Number)	(I.R.S. Employer Identification Number)

7 River Park Place East
Fresno, California    93720
(Address of principal executive offices including zip code)

(559) 434-4800
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Gottschalks Inc. (the "Company") completed a new $165.0 million senior secured financing agreement on February 1, 2002, with GE Capital acting as administrative agent for the lender syndicate, and CIT Business Credit, as syndication agent. The new facility replaces the Company's previously existing $180.0 million facility with Congress Financial Corporation. The financing agreement has a term of three years, with a maturity date of January 31, 2005, and is secured by substantially all of the Company's assets, including merchandise inventory.

 Item 7. Exhibits

Exhibit No.	Description
10	Credit Agreement (including Annex A and G) dated January 31, 2002, by and among Gottschalks Inc., GE Capital (Agent) and CIT Business Credit (Syndication Agent).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Gottschalks Inc. (Registrant)

February 6, 2002	By: /s/ James R. Famalette James R. Famalette President and Chief Executive Officer

February 6, 2002	By: /s/ Michael S. Geele Michael S. Geele Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
10	Credit Agreement (including Annex A and G) dated January 31, 2002, by and among Gottschalks Inc., GE Capital (Agent) and CIT Business Credit (Syndication Agent).